Exhibit 99.1

FARO Reports Second Quarter 2019 Financial Results

LAKE MARY, FL, July 24, 2019 - FARO® (NASDAQ: FARO), the world’s most trusted source for 3D measurement and imaging solutions for 3D manufacturing, construction BIM, 3D design, public safety forensics, and photonics applications, today announced its financial results for the second quarter ended June 30, 2019.

“I’m excited to have joined FARO in mid-June and to lead the company through its next phase of evolution,” stated Michael Burger, President and Chief Executive Officer. “I am very encouraged by our company’s technological, manufacturing, and organizational strengths and FARO’s potential for growth. Looking forward, we will be developing a strategy to leverage our capabilities to deliver long-term shareholder value.”

Second Quarter 2019 Financial Summary
Total sales were $93.5 million for second quarter 2019, as compared with $98.2 million for second quarter 2018, which included the unfavorable impacts of $5.8 million from the GSA sales adjustment described below and $2.5 million from changes in foreign exchange rates. Excluding the impact of the GSA sales adjustment, non-GAAP* total sales were $99.3 million for second quarter 2019, up 1.1% as compared with $98.2 million for second quarter 2018. We grew our service revenue year-over-year by 13.2% in second quarter 2019, driven by the growth of our installed base and our focused after-market sales initiatives. Our product sales for second quarter 2019 decreased year-over-year primarily due to the GSA sales adjustment, the impact of changes in foreign exchange rates, and a decrease in unit sales within our 3D manufacturing segment, especially in our Asia-Pacific region. New order bookings were $106.1 million for second quarter 2019, down 0.4% as compared with $106.5 million for second quarter 2018.

As previously disclosed, we have sold our products and related services to the U.S. Government (the “Government”) under General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) since 2002. On February 14, 2019, we reported to the GSA and its Office of Inspector General that our preliminary internal review determined that we may have overcharged the Government under the Contracts (the “GSA Matter”). In fourth quarter 2018, we reduced our total sales by $4.8 million and recorded $0.5 million of imputed interest in other expense related to the GSA Matter based on our preliminary internal review at that time. We also retained outside legal counsel and forensic accountants to conduct a comprehensive review of our pricing and other practices under the Contracts (the “Review”). On July 15, 2019, we submitted a report to the GSA and its Office of Inspector General setting forth the findings of the Review, which reflected an estimated aggregate overcharge of $10.6 million and imputed interest of $1.0 million under the Contracts. Based on the results of the Review, we reduced our total sales for second quarter 2019 by an incremental $5.8 million (the “GSA sales adjustment”) and recorded an incremental $0.4 million of imputed interest in other expense.

Gross margin was 56.0% for second quarter 2019, as compared with 58.7% for the same prior year period, reflecting a strong increase in service margin, which was more than offset by the impact of the GSA sales adjustment. Non-GAAP* gross margin was 58.5% for second quarter 2019.

Operating loss was $4.9 million for second quarter 2019, as compared with operating income of $1.9 million for second quarter 2018, primarily reflecting the GSA sales adjustment and incremental general and administrative expenses of $1.5 million related to our Chief Executive Officer succession and $0.7 million related to advisory fees incurred during second quarter 2019 in connection with the GSA Matter. Non-GAAP* operating income was $3.1 million for second quarter 2019.

Other expense was $1.9 million for second quarter 2019, as compared with $0.4 million for the second quarter last year, driven by a $1.5 million impairment charge related to our strategic investment in an early stage software company, and $0.4 million of imputed interest recorded in the quarter related to the GSA Matter.

We reported a net loss of $6.4 million, or $0.37 per share, for second quarter 2019, as compared to net income of $1.2 million, or $0.07 per share, for second quarter 2018. Our non-GAAP* net income was $2.5 million, or $0.14 per share, for second quarter 2019.

We generated $11.9 million in cash flow from operations for second quarter 2019 and remained debt-free, with cash and short-term investments totaling $145.4 million.

*A reconciliation of GAAP to non-GAAP financial measures, and an explanation of these measures, is provided in the financial tables at the end of this press release and on our website. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.

*****

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, FARO’s product development and product launches, FARO's growth, strategic and continuous improvement initiatives and FARO's growth potential. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•
the outcome of the U.S. Government’s review of, or investigation into, the GSA Matter; any resulting penalties, damages, or sanctions imposed on the Company and the outcome of any resulting litigation to which the Company may become a party; loss of future government sales; and potential impacts on customer and supplier relationships and the Company’s reputation;

•	development by others of new or improved products, processes or technologies that make the Company’s products less competitive or obsolete;

•	the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;

•
declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;

•	the impact of fluctuations in foreign exchange rates; and

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP total sales, non-GAAP total sales by reporting segment, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share, exclude the GSA sales adjustment, advisory fees incurred related to the GSA Matter, imputed interest expense recorded related to the GSA Matter, incremental compensation expense recognized in connection with our CEO succession, the impairment charge related to our equity investment in present4D GmbH and the increase in our reserve for uncertain tax positions due to a change in our judgment on the recognition of a tax position during the quarter and adjust for non-GAAP income tax expense, and are provided to enhance investors’ overall understanding of our historical operations and financial performance. Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

About FARO
FARO is the world’s most trusted source for 3D measurement and imaging solutions. The Company develops and markets computer-aided measurement and imaging devices and software for the following vertical markets:

•	3D Manufacturing - High-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes

•	Construction BIM - 3D capture of as-built construction projects and factories to document complex structures and perform quality control, planning and preservation

•
Public Safety Forensics - Capture and analysis of on-site real world data to investigate crash, crime and fire events, plan security activities and provide virtual reality training for public safety personnel

•	3D Design - Capture and edit 3D shapes of products, people, and/or environments for design purposes in product development, computer graphics and dental and medical applications

•	Photonics - Develop and market galvanometer-based laser measurement products and solutions

FARO’s global headquarters is located in Lake Mary, Florida. The Company's European regional headquarters is located in Stuttgart, Germany and its Asia-Pacific regional headquarters is located in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, India, China, Malaysia, Thailand, South Korea, Japan, and Australia.

More information is available at http://www.faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands, except share and per share data)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Sales
Product	$67,992	$75,720	$136,792	$146,301
Service	25,499	22,524	50,316	44,777
Total sales	93,491	98,244	187,108	191,078
Cost of Sales
Product	29,037	27,878	55,165	54,762
Service	12,135	12,675	24,605	24,839
Total cost of sales (exclusive of depreciation and amortization, shown separately below)	41,172	40,553	79,770	79,601
Gross Profit	52,319	57,691	107,338	111,477
Operating Expenses
Selling and marketing	29,124	30,084	55,877	58,355
General and administrative	14,424	11,320	27,648	22,393
Depreciation and amortization	4,573	4,377	9,322	8,720
Research and development	9,091	9,983	19,026	19,389
Total operating expenses	57,212	55,764	111,873	108,857
(Loss) income from operations	(4,893)	1,927	(4,535)	2,620
Other expense (income)
Interest expense (income), net	240	(87)	96	(160)
Other expense, net	1,689	509	1,884	693
(Loss) income before income tax (benefit) expense	(6,822)	1,505	(6,515)	2,087
Income tax (benefit) expense	(417)	300	(262)	427
Net (loss) income	$(6,405)	$1,205	$(6,253)	$1,660
Net (loss) income per share - Basic	$(0.37)	$0.07	$(0.36)	$0.10
Net (loss) income per share - Diluted	$(0.37)	$0.07	$(0.36)	$0.10
Weighted average shares - Basic	17,333,996	16,966,928	17,323,479	16,902,390
Weighted average shares - Diluted	17,333,996	17,264,642	17,323,479	17,210,054

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	June 30, 2019 (unaudited)	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$120,604	$108,783
Short-term investments	24,819	24,793
Accounts receivable, net	74,430	88,927
Inventories, net	71,970	65,444
Prepaid expenses and other current assets	26,437	28,795
Total current assets	318,260	316,742
Property and equipment:
Machinery and equipment	82,909	76,048
Furniture and fixtures	6,245	6,749
Leasehold improvements	20,636	20,304
Property and equipment at cost	109,790	103,101
Less: accumulated depreciation and amortization	(79,664)	(72,684)
Property and equipment, net	30,126	30,417
Operating lease right-of-use asset	18,068	—
Goodwill	71,210	67,274
Intangible assets, net	28,659	33,054
Service and sales demonstration inventory, net	39,416	39,563
Deferred income tax assets, net	14,732	14,719
Other long-term assets	2,983	4,475
Total assets	$523,454	$506,244
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,177	$20,093
Accrued liabilities	37,865	36,327
Income taxes payable	2,386	5,081
Current portion of unearned service revenues	35,082	32,878
Customer deposits	2,701	3,144
Lease liability	6,494	—
Total current liabilities	100,705	97,523
Unearned service revenues - less current portion	17,355	15,505
Lease liability - less current portion	13,483	—
Deferred income tax liabilities	2,614	736
Income taxes payable - less current portion	11,821	12,247
Other long-term liabilities	3,137	3,624
Total liabilities	149,115	129,635
Shareholders’ equity:
Common stock - par value $.001, 50,000,000 shares authorized; 18,751,573 and 18,676,059 issued, respectively; 17,339,062 and 17,253,011 outstanding, respectively	19	19
Additional paid-in capital	255,706	251,329
Retained earnings	168,773	175,353
Accumulated other comprehensive loss	(18,784)	(18,483)
Common stock in treasury, at cost; 1,412,511 and 1,423,048 shares, respectively	(31,375)	(31,609)
Total shareholders’ equity	374,339	376,609
Total liabilities and shareholders’ equity	$523,454	$506,244

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
(in thousands)	June 30, 2019	June 30, 2018
Cash flows from:
Operating activities:
Net (loss) income	$(6,253)	$1,660
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	9,322	8,720
Stock-based compensation	5,316	3,400
Provisions for bad debts, net of recoveries	2	211
Loss on disposal of assets	348	165
Provision for excess and obsolete inventory	1,481	504
Deferred income tax benefit	(11)	(190)
Impairment charge on equity method investment	1,535	—
Change in operating assets and liabilities:
Decrease (Increase) in:
Accounts receivable	14,442	252
Inventories	(9,687)	(6,664)
Prepaid expenses and other current assets	2,282	(3,526)
(Decrease) Increase in:
Accounts payable, accrued liabilities, and lease liability	(7,793)	(2,901)
GSA liability	6,327	—
Income taxes payable	(3,119)	(4,378)
Customer deposits	(446)	382
Unearned service revenues	3,998	2,372
Net cash provided by operating activities	17,744	7
Investing activities:
Purchases of property and equipment	(3,693)	(5,164)
Payments for intangible assets	(1,233)	(1,186)
Acquisition of businesses	—	(3,965)
Equity investments and advances to affiliates	—	(1,786)
Net cash used in investing activities	(4,926)	(12,101)
Financing activities:
Payments on finance leases	(187)	(46)
Payments of contingent consideration for acquisitions	(250)	—
Payments for taxes related to net share settlement of equity awards	(1,440)	—
Proceeds from issuance of stock related to stock option exercises	735	7,133
Net cash (used in) provided by financing activities	(1,142)	7,087
Effect of exchange rate changes on cash and cash equivalents	145	(2,399)
Increase (decrease) in cash and cash equivalents	11,821	(7,406)
Cash and cash equivalents, beginning of period	108,783	140,960
Cash and cash equivalents, end of period	$120,604	$133,554

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net (loss) income	$(6,405)	$1,205	$(6,253)	$1,660
Currency translation adjustments	1,263	(9,377)	(301)	(4,163)
Comprehensive loss	$(5,142)	$(8,172)	$(6,554)	$(2,503)

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL DATA

	Three Months Ended			Six Months Ended
(sales in thousands)	Q2 2019 Sales	Q2 2018 Sales	% Change	Q2 2019 Sales	Q2 2018 Sales	% Change
Reporting Segments
3D Manufacturing(1)	$59,002	$63,989	(7.8)%	$115,569	$124,646	(7.3)%
Construction BIM(2)	24,161	23,567	2.5%	49,600	46,249	7.2%
Emerging Verticals(3)	10,328	10,688	(3.4)%	21,939	20,183	8.7%
Total	$93,491	$98,244	(4.8)%	$187,108	$191,078	(2.1)%

(1) The 3D Manufacturing reporting segment contains solely our 3D Manufacturing vertical.
(2) The Construction BIM reporting segment contains solely our Construction BIM vertical.
(3) The Emerging Verticals reporting segment includes our 3D Design, Public Safety Forensics, and Photonics verticals.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL DATA

	New Order Bookings (in millions)	Ending Sales Headcount	Sales FTE Headcount (1)	Trailing 12 Months Sales FTE Headcount (1)	Trailing 12 Months Orders per Sales FTE (in thousands) (1)
Q2-16	$81.6	468	424	419	$782
Q3-16	$79.8	507	435	424	$790
Q4-16	$95.8	536	454	432	$766
Q1-17	$86.9	593	486	450	$765
Q2-17	$89.0	627	516	473	$743
Q3-17	$90.5	635	548	501	$723
Q4-17	$110.6	631	568	530	$711
Q1-18	$96.1	653	581	553	$698
Q2-18	$106.5	672	591	572	$706
Q3-18	$100.5	707	604	586	$706
Q4-18	$122.2	733	621	599	$710
Q1-19	$100.7	737	633	612	$703
Q2-19	$106.1	764	649	627	$685

(1) Sales full-time experienced (“FTE”) is a metric whereby sales headcount is measured as a time-weighted average with the first year contribution of a new employee discounted by an experience factor.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
TOTAL SALES, GROSS PROFIT AND GROSS MARGIN
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2019	2018	2019	2018

Total sales, as reported	$93,491	$98,244	$187,108	$191,078
GSA sales adjustment (1)	5,805	—	5,840	—
Non-GAAP total sales	$99,296	$98,244	$192,948	$191,078

	Three months ended June 30,				Six Months Ended June 30,
(dollars in thousands)	2019	% of Sales	2018	% of Sales	2019	% of Sales	2018	% of Sales

Gross profit and gross margin, as reported	$52,319	56.0%	$57,691	58.7%	$107,338	57.4%	$111,477	58.3%
GSA sales adjustment (1)	5,805	6.2%	—	—%	5,840	3.1%	—	—%
Non-GAAP gross profit and gross margin	$58,124	58.5%	$57,691	58.7%	$113,178	58.7%	$111,477	58.3%

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration ("GSA") Federal Supply Schedule contracts (the "Contracts"). In fourth quarter 2018, we reduced our total sales by an estimated cumulative adjustment of $4.8 million. We also retained outside legal counsel and forensic accountants to conduct a comprehensive review of our pricing and other practices under the Contracts (the “Review”). On July 15, 2019, we submitted a report to the GSA and its Office of Inspector General setting forth the findings of the Review. Based on the results of the Review, in second quarter 2019 we reduced our total sales by an incremental $5.8 million (the “GSA sales adjustment”).

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
TOTAL SALES BY REPORTING SEGMENT
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2019	2018	2019	2018

3D Manufacturing total sales, as reported	$59,002	$63,989	$115,569	$124,646
GSA sales adjustment (1)	3,280	—	3,315	—
Non-GAAP 3D Manufacturing total sales	$62,282	$63,989	$118,884	$124,646

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2019	2018	2019	2018

Construction BIM total sales, as reported	$24,161	$23,567	$49,600	$46,249
GSA sales adjustment (1)	463	—	463	—
Non-GAAP Construction BIM total sales	$24,624	$23,567	$50,063	$46,249

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2019	2018	2019	2018

Emerging Verticals total sales, as reported	$10,328	$10,688	$21,939	$20,183
GSA sales adjustment (1)	2,062	—	2,062	—
Non-GAAP Emerging Verticals total sales	$12,390	$10,688	$24,001	$20,183

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration ("GSA") Federal Supply Schedule contracts (the "Contracts"). In fourth quarter 2018, we reduced our total sales by an estimated cumulative adjustment of $4.8 million. We also retained outside legal counsel and forensic accountants to conduct a comprehensive review of our pricing and other practices under the Contracts (the “Review”). On July 15, 2019, we submitted a report to the GSA and its Office of Inspector General setting forth the findings of the Review. Based on the results of the Review, in second quarter 2019 we reduced our total sales by an incremental $5.8 million (the “GSA sales adjustment”).

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
OPERATING (LOSS) INCOME AND OPERATING MARGIN
(UNAUDITED)

	Three months ended June 30,				Six Months Ended June 30,
(dollars in thousands)	2019	% of Sales	2018	% of Sales	2019	% of Sales	2018	% of Sales

Operating (loss) income and operating margin, as reported	$(4,893)	(5.2)%	$1,927	2.0%	$(4,535)	(2.4)%	$2,620	1.4%
GSA sales adjustment (1)	5,805	6.2%	—	—%	5,840	3.1%	—	—%
Advisory fees for GSA Matter (2)	653	0.7%			1,244	0.7%
CEO succession expenses (3)	1,525	1.6%	—	—%	2,425	1.3%	—	—%
Non-GAAP operating income and operating margin	$3,090	3.1%	$1,927	2.0%	$4,974	2.6%	$2,620	1.4%

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration ("GSA") Federal Supply Schedule contracts (the "Contracts") (the "GSA Matter"). In fourth quarter 2018, we reduced our total sales by an estimated cumulative adjustment of $4.8 million. We also retained outside legal counsel and forensic accountants to conduct a comprehensive review of our pricing and other practices under the Contracts (the “Review”). On July 15, 2019, we submitted a report to the GSA and its Office of Inspector General setting forth the findings of the Review. Based on the results of the Review, in second quarter 2019 we reduced our total sales by an incremental $5.8 million (the “GSA sales adjustment”).

(2) In connection with the GSA Matter, we retained outside legal counsel and forensic accountants to conduct the Review, which resulted in $0.7 million and $1.2 million in advisory fees incurred during the three and six months ended June 30, 2019, respectively.

(3) In January 2019, we announced that our Chief Executive Officer, Dr. Simon Raab, would be retiring after 35 years with the company. Effective June 17, 2019, Michael D. Burger was appointed as our Chief Executive Officer ("CEO"). The CEO succession expenses reflect the additional compensation expense recognized during 2019 in connection with the June 2019 vesting of option awards held by Dr. Raab and our payment of a signing bonus to our current CEO, Mr. Burger.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
NET (LOSS) INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2019	2018	2019	2018

Net (loss) income, as reported	$(6,405)	$1,205	$(6,253)	$1,660
GSA sales adjustment (1)	5,805	—	5,840	—
Interest expense increase due to GSA adjustment (1)	442	—	487	—
Advisory fees for GSA Matter (2)	653	—	1,244	—
CEO succession expenses (3)	1,525	—	2,425	—
Present4D impairment (4)	1,535	—	1,535	—
Total tax impact of adjustments	(1,944)	—	(2,197)	—
Adjustments, net of tax	$8,016	$—	$9,334	$—
Tax liability for uncertain tax position (5)	864	—	864	—
Total adjustment	$8,880	$—	$10,198	$—
Non-GAAP net income	$2,475	$1,205	$3,945	$1,660

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration ("GSA") Federal Supply Schedule contracts (the "Contracts") (the "GSA Matter"). In fourth quarter 2018, we reduced our total sales by an estimated cumulative adjustment of $4.8 million. We also retained outside legal counsel and forensic accountants to conduct a comprehensive review of our pricing and other practices under the Contracts (the “Review”). On July 15, 2019, we submitted a report to the GSA and its Office of Inspector General setting forth the findings of the Review. Based on the results of the Review, in second quarter 2019 we reduced our total sales by an incremental $5.8 million (the “GSA sales adjustment”) and recorded imputed interest expense of $0.4 million and $0.5 million related to the GSA Matter for the three and six months ended June 30, 2019, respectively.

(2) In connection with the GSA Matter, we retained outside legal counsel and forensic accountants to conduct the Review, which resulted in $0.7 million and $1.2 million in advisory fees incurred during the three and six months ended June 30, 2019, respectively.

(3) In January 2019, we announced that our Chief Executive Officer, Dr. Simon Raab, would be retiring after 35 years with the company. Effective June 17, 2019, Michael D. Burger was appointed as our Chief Executive Officer ("CEO"). The CEO succession expenses reflect the additional compensation expense recognized during 2019 in connection with the June 2019 vesting of option awards held by Dr. Raab and our payment of a signing bonus to our current CEO, Mr. Burger.

(4) On April 27, 2018, we invested $1.8 million in present4D GmbH (“present4D”), a software solutions provider for professional virtual reality presentations and training environments, in the form of an equity capital contribution. During the three months ended June 30, 2019, we determined it is more likely than not that we will not recover our cost basis in present4D and recorded an impairment charge of $1.5 million, which is included in Other expense, net.

(5) In second quarter 2019, we recorded an increase in our reserve for uncertain tax positions of $0.9 million for the three and six months ended June 30, 2019 due to a change in our judgment on the recognition of a tax position during the quarter.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
NET (LOSS) INCOME PER SHARE
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2019	2018	2019	2018

Net (loss) income per share - Diluted, as reported	$(0.37)	$0.07	$(0.36)	$0.10
GSA sales adjustment (1)	0.33	—	0.33	—
Interest expense increase due to GSA adjustment (1)	0.02	—	0.03	—
Advisory fees for GSA Matter (2)	0.04	—	0.07	—
CEO succession expenses (3)	0.09	—	0.14	—
Present4D impairment (4)	0.09	—	0.09	—
Total tax impact of adjustments	(0.11)		(0.13)
Adjustments, net of tax	$0.46	$—	$0.53	$—
Tax liability for uncertain tax position (5)	0.05	—	0.05	—
Total adjustment per share - Diluted	$0.51	$—	$0.58	$—
Non-GAAP net income per share - Diluted	$0.14	$0.07	$0.22	$0.10

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration ("GSA") Federal Supply Schedule contracts (the "Contracts") (the "GSA Matter"). In fourth quarter 2018, we reduced our total sales by an estimated cumulative adjustment of $4.8 million. We also retained outside legal counsel and forensic accountants to conduct a comprehensive review of our pricing and other practices under the Contracts (the “Review”). On July 15, 2019, we submitted a report to the GSA and its Office of Inspector General setting forth the findings of the Review. Based on the results of the Review, in second quarter 2019 we reduced our total sales by an incremental $5.8 million (the “GSA sales adjustment”) and recorded imputed interest expense of $0.4 million and $0.5 million related to the GSA Matter for the three and six months ended June 30, 2019, respectively.

(2) In connection with the GSA Matter, we retained outside legal counsel and forensic accountants to conduct the Review, which resulted in $0.7 million and $1.2 million in advisory fees incurred during the three and six months ended June 30, 2019, respectively.

(3) In January 2019, we announced that our Chief Executive Officer, Dr. Simon Raab, would be retiring after 35 years with the company. Effective June 17, 2019, Michael D. Burger was appointed as our Chief Executive Officer ("CEO"). The CEO succession expenses reflect the additional compensation expense recognized during 2019 in connection with the June 2019 vesting of option awards held by Dr. Raab, and our payment of a signing bonus to our current CEO, Mr. Burger.

(4) On April 27, 2018, we invested $1.8 million in present4D GmbH (“present4D”), a software solutions provider for professional virtual reality presentations and training environments, in the form of an equity capital contribution. During the three months ended June 30, 2019, we determined it is more likely than not that we will not recover our cost basis in present4D and recorded an impairment charge of $1.5 million, which is included in Other expense, net.

(5) In second quarter 2019, we recorded an increase in our reserve for uncertain tax positions of $0.9 million for the three and six months ended June 30, 2019 due to a change in our judgment on the recognition of a tax position during the quarter.